UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12.

ABGENIX, INC.

(Name of Registrant as Specified In Its Charter)

AMGEN INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Filed by Amgen Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Abgenix, Inc.

Commission File No.: 000-24207

AMGEN/ABGENIX Q&A

ABGENIX EMPLOYEE QUESTIONS & ANSWERS

Q1: How should we conduct ourselves in the period between today and the closing of the merger?

We expect the period between today and the closing date of the merger to be three to four months in duration. Until the acquisition closes, it is important that you carry on with business as usual. For example:

•	Work on manufacturing and product development should continue.

•	Searches to fill open positions in operations should be continued.

If you are uncertain about how to proceed with any specific responsibility, ask your supervisor.

Q2: What will happen to the Abgenix Fremont site and what functions will continue to be represented there?

We anticipate that the Fremont site will be dedicated to manufacturing activities. All other activities at the Fremont site are still being assessed. The existing administrative support functions reflect the needs of a stand alone, biotechnology company. We anticipate that the size of these functions will be adjusted to reflect staffing levels appropriate for a site within the Amgen network of operations.

Q3: What will happen to employees who are not retained?

Employees who are not retained will be treated with respect. Amgen is a growing company with opportunities in a variety of locations. Following the closing date of the merger, employees who will not be retained may be considered for open positions at other Amgen locations.

Active, regular, U.S., non-manufacturing employees who are not retained will be eligible to participate in a severance plan that will be established by Amgen. Currently, Amgen does not intend to eliminate any U.S. manufacturing positions. If, in the future, Amgen determines a need to eliminate manufacturing positions at the Fremont site, it is Amgen’ intent to provide similar severance benefits to such employees. For Abgenix employees in Burnaby whose positions are eliminated, Amgen intends to provide severance benefits that are, in the aggregate, substantially similar to the benefits provided to the US employees.

Q4: What will happen to personnel currently based in Burnaby, BC?

The future of the Burnaby operation following the completion of the acquisition has yet to be determined. We now are commencing a process to evaluate activities at Burnaby and expect to communicate with employees as soon as possible.

Q5: When will I be notified about my specific circumstances?

We will begin a series of meetings with employees to discuss the outlook for their positions between today and the day of close.

Q6: Will the Abgenix name be retained?

Abgenix will become part of Amgen and, as such, will be referred to publicly as Amgen. Internally, we will likely create a name that reflects the location in much the same way we refer to our South San Francisco and Seattle sites as Amgen San Francisco and Amgen Washington respectively.

Q7: What conditions need to be met for this transaction to be completed?

The Boards of Directors of both companies have approved the merger. The shareholders of Abgenix will need to approve the merger as well.

Q8: How will the site be operated and managed going forward?

Abgenix will be treated as a manufacturing site and will be governed like our other manufacturing sites are governed.

Q9: How will Abgenix employees be titled under the Amgen system?

Titling of Abgenix employees will reflect, in large measure, the system of titling historically utilized by Abgenix until further notice. Amgen expects to adopt a global career framework in the fall of 2006 that aims to align titles to the competitive market standards, including those of Abgenix staff.

Q10: When will Abgenix employees be transferred onto Amgen e-mail and voicemail systems?

There are a number of major new systems initiatives at Amgen that are scheduled to launch in the fall of 2006 and the timing of integrating Abgenix employees onto systems is still being assessed.

Amgen Forward-Looking Statement

This communication contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about future financial and operating results and Amgen’s anticipated acquisition of Abgenix. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of expected synergies, dilution and accretion, financial guidance, peak sales, timing of closing, industry ranking, execution of integration plans and management and organizational structure are all forward-looking statements. Risks, uncertainties and assumptions include the possibility that the development of certain products may not develop as expected or proceed as planned; that the acquisition does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; that prior to the closing of the acquisition, the businesses of the companies suffer due to uncertainty; that the parties are unable to successfully execute their integration strategies, or achieve planned synergies, as well as other risks that are discussed below and others that can be found in Amgen’s and Abgenix’s Form 10-K for the year ended December 31, 2004, and in Amgen’s periodic reports on Form 10-Q and Form 8-K. Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Amgen’s results may be affected by its ability to successfully market both new and existing products domestically and internationally, sales growth of recently launched products, difficulties or delays in manufacturing our products, and regulatory developments (domestic or foreign) involving current and future products and manufacturing facilities. Discovery or identification of new product candidates or development of new indications for existing products cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate or development of a new indication for an existing product will be successful and become a commercial product. The length of time that it takes for Amgen to complete clinical trials and obtain regulatory approval for product marketing has in the past varied and Amgen expects similar variability in the future. Further, only the FDA can determine whether the product candidates are safe and effective for the use(s) being investigated. In addition, sales of Amgen’s products are affected by reimbursement policies imposed by third party payors, including governments, private insurance plans and managed care providers, and may be affected by domestic and international trends toward managed care and healthcare cost containment as well as possible U.S. legislation affecting pharmaceutical pricing and reimbursement. Government regulations and reimbursement policies may affect the development, usage and pricing of our products. In addition, Amgen competes with other companies with respect to some of Amgen’s marketed products as well as for the discovery and development of new products. Amgen, or others could identify side effects or manufacturing problems with Amgen’s products after they are on the market. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. In addition, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors. Further, some raw materials, medical devices, and component parts for our products are supplied by sole first party suppliers.

Abgenix Forward-Looking Statement

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to uncertainties that could cause actual future events and results of Abgenix and Amgen to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that Abgenix believes are reasonable but are not guarantees of future events and results.

Actual future events and results of Abgenix may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: the financial performance of Abgenix, regulatory review and approvals, the uncertainty of the outcome of research and development activities, manufacturing capabilities and difficulties and the complexity of Abgenix’s products, competition generally and the increasingly competitive nature of Abgenix’s industry, litigation, stock price and interest rate volatility, marketing effectiveness, liability from as-yet-unknown litigation and claims and changes in laws, including tax laws, that could affect the demand for Abgenix’s products. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions and governmental and public policy changes. Abgenix undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Abgenix’s actual results to differ materially from those contemplated in the forward-looking statements included in this communication should be considered in connection with information regarding risks and uncertainties that may affect Abgenix’s future results included in Abgenix’s filings with the Securities and Exchange Commission at www.sec.gov.

Participants in Solicitation

Amgen Inc. (“Amgen”) and Abgenix, Inc. (“Abgenix”) and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Abgenix stockholders in connection with the merger. Information about the directors and executive officers of Amgen and their ownership of Amgen’s stock is set forth in the proxy statement for Amgen’s 2005 Annual Meeting of Stockholders. Information about the directors and executive officers of Abgenix and their ownership of Abgenix’s stock is set forth in the proxy statement for Abgenix’s 2005 Annual Meeting of Stockholders.

Additional Information About the Acquisition and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Abgenix by Amgen. In connection with the proposed acquisition, Amgen and Abgenix intend to file relevant materials with the SEC, including Abgenix’s proxy statement. STOCKHOLDERS OF ABGENIX ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ABGENIX’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Abgenix stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Abgenix. Such documents are not currently available.

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